Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

SOUTHWEST AIRLINES CO.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common stock, $1.00 par value per share	Rule 457(c) and Rule 457(h)	30,000,000	$25.135	$754,050,000.00	$147.60 per $1,000,000	$111,297.78

Total Offering Amounts					$754,050,000.00		$111,297.78

Total Fee Offsets							—

Net Fee Due							$111,297.78

(1)

The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 30,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”), of Southwest Airlines Co., a Texas corporation, that may be purchased with employee contributions to the Southwest Airlines Co. Retirement Savings Plan (as amended from time to time, the “Plan”).

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also be deemed to cover any additional shares of Common Stock that may become issuable under the Plan as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) of the Securities Act, the Registration Statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan and for which no registration fee is required.

(3)

The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by the Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 29, 2024 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $25.135.